EXHIBIT 10(n)

EMPLOYMENT AGREEMENT


 This Employment Agreement (the "Agreement") is made as of the 20th day of February, 1997, by and between The First Bank of Brunswick (the "Bank"), and Michael D. Hodges (the "Executive").

                           WITNESSETH:

 WHEREAS, the Bank desires to retain the services of and employ the Executive, and the Executive desires to provide services to the Bank, pursuant to the terms and conditions of this Agreement.

 NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, the Bank and the Executive covenant and agree as follows:

 1. Employment. Pursuant to the terms and conditions of this Agreement, the Bank agrees to employ the Executive and the Executive agrees to render services to the Bank as set forth herein.

 2. Position and Duties. During the term of this Agreement, the Executive shall serve as President and Chief Executive Officer of the Bank, and shall undertake such duties, consistent with such title and consistent with the duties performed by the Executive in such capacity prior to the date of this Agreement, as may be assigned to Executive from time to time by the Board of Directors of the Bank (referred to as the "Board").

 3. Term. The initial term of this Agreement shall be for a period of two years, commencing with the date hereof and expiring (unless sooner terminated as otherwise provided in this Agreement or unless otherwise extended as provided in this Agreement) on the second anniversary of this Agreement, which date, including any earlier or later date of termination shall be referred to as the "Expiration Date." The term of this Agreement and the employment of the Executive by the Bank hereunder shall be deemed automatically renewed for successive periods of one year commencing on the second anniversary date of this Agreement, unless either party gives the other written notice, at least 90 days prior to the end of the then term of this Agreement.

 4. Compensation. During the term of this Agreement, the Bank shall pay or provide to the Executive as compensation for the services of the Executive set forth in Section 2 hereof:

(a) A base annual salary of $125,000 payable in such periodic installments as salary is paid to other employees of the Bank (such base salary to be subject to increase thereafter by the Board in its discretion); and

(b) The Executive shall be entitled to such individual bonuses and other compensation to the Executive as may be authorized by the Board from time to time.

 5. Benefits. The Bank shall provide to the Executive such medical, health, and life insurance as well as other benefits as the Board shall determine from time to time. At a minimum, the Executive shall be entitled to participate in all employee benefit plans offered by the Bank to its employees generally. The Bank shall provide to the Executive an automobile, to be replaced on the earlier of three years or 50,000 miles, with such specifications as may be approved by the Board. The Bank also shall reimburse the Executive for membership in a country club selected by the Executive and such other social clubs as shall be mutually agreed upon by the Bank and the Executive.

 6. Vacation. The Executive shall take such vacation time at such periods during each year as the Board and the Executive shall determine from time to time, the amount of such vacation time to be consisted with the policies of the Bank. The Executive shall be entitled to full compensation during such vacation periods.

 7. Termination.  The employment of the Executive may be terminated:

(a) By the Bank at any time and immediately upon written notice to the Executive if said discharge is for cause. In the notice of termination furnished to the Executive under this Section 7(a), the reason or reasons for said termination shall be given and, if no reason or reasons are given for said termination, said termination shall be deemed to be without cause and not permitted under this Section 7(a). For purposes of this Agreement, "cause" shall mean termination because the Executive willfully failed to substantially perform the duties of his employment (which failure has a material adverse effect on the Bank), or is convicted of a felony (other than traffic violations or similar offenses).

In the event of termination for cause, the Bank shall pay the Executive only salary, vacation, and bonus amounts accrued and unpaid as of the effective date of termination.

(b) By the Bank without cause. If the Executive's employment is terminated without cause, the Bank shall for a period until one year following the date of such termination:

(i)  continue to pay to the Executive the base annual salary in effect under
Section 4(a) on the date of said termination;

(ii) continue to provide for the benefit of the Executive the life insurance benefits, the benefits set forth in Section 5, and all other benefits provided to the Executive prior to termination; and

(iii) reimburse the Executive for continued coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act under the Bank's medical insurance plan.
(c) By the Executive upon the Executive's resignation. If the Executive's employment is terminated because of the Executive's resignation, the Bank shall be obligated to pay to the Executive any salary, vacation, and bonus amounts accrued and unpaid as of the effective date of such resignation.

(d) As a result of the death of the Executive. If the Executive's employment is terminated by the death of the Executive, this Agreement shall automatically terminate, and the Bank shall be obligated to pay to the Executive's estate any salary, vacation, and bonus amounts accrued and unpaid at the date of death.

8.Notice. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party as set forth at the end of this Agreement and delivered to said address, (b) in the case of mailing, three days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party at the address as set forth at the end of this Agreement, and (c) in any other case, when actually received by the other party. Either party may change the address at which said notice is to be given by delivering notice of such to the other party to this Agreement in the manner set forth herein.

9.Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Georgia.
10.Attorneys' Fees and Costs. In the event a dispute arises between the parties under this Agreement and suit is instituted, the Executive shall be entitled to recover the Executive's costs and attorneys' fees from the Bank if the Executive is the prevailing, or substantially prevailing, party in such proceeding. As used herein, costs and attorneys' fees include any costs and attorneys' fees in any appellate proceeding.

11.No Third Party Beneficiary. This Agreement is solely between the parties hereto, and no person not a party to this Agreement shall have any rights hereunder, either as a third party beneficiary or otherwise. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and legal representatives.

 12.Effect on Other Agreements. This Agreement and the termination thereof shall not affect any other agreement between the Executive and the Bank, and the receipt by the Executive of benefits thereunder.

 13.Miscellaneous. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the prior written consent of the other party to this Agreement. The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder.

 14.Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



"EXECUTIVE"                   THE FIRST BANK OF BRUNSWICK

______________________________     By:______________________________
Address:
______________________________     As its: ____________________________
______________________________